Exhibit 99.1

Earthstone Energy Announces New Horizontal
Project and Commencement of Operations

DENVER, Dec, 19, 2011 (GLOBE NEWSWIRE) – EARTHSTONE ENERGY, INC. (NASDAQ: ESTE - News) reported today that it is participating in a new exploration project targeting the Ratcliffe formation in the Rush Mountain Field, Sheridan County, Montana.  The project contains a total of 2,280 gross acres (171 net) that could eventually be developed on 160 acre spacing.  Included in the project is a 4.5% working interest in an existing vertical Ratcliffe producing oil well: the Federal #22-5.  Earthstone acquired these leasehold and well interests for approximately $170,000.  The project was developed by a Billings, Montana geologic consortium, but will be operated by Vess Oil Corporation, a private, unrelated third party.

In conjunction with this exploration project, Earthstone has committed to participate in the drilling of at least two horizontal Ratcliffe wells on this acreage.  The Company estimates that its share of drilling and completion costs on these two wells will be an additional $1,000,000.  Drilling has commenced on the first well in the project: the Federal #1-5H.  The well, now at approximately 7,950 feet, is currently drilling the curve to land horizontally in the Ratcliffe.  With landing, setting intermediate casing and drilling approximately 5,000 feet of horizontal lateral still to be accomplished, the well is expected to complete drilling operations by mid-January.  Earthstone plans to fund all the above efforts with existing cash, its cash flow from operations and, if necessary, bank financing.

“Over a year in the making, we are truly excited to finally commence this project,” commented Ray Singleton, president of Earthstone.  “Similar to the Ratcliffe formation in Foreman Butte Field in McKenzie County, North Dakota, we believe this project could significantly enrich the Company’s production, reserves and future revenues.  The next few quarters should prove to be exciting as we evaluate this most recent opportunity.  We continue to evaluate both Bakken and non-Bakken opportunities which could positively impact the Company’s reserves and production.  We hope to announce that these efforts are successful in the future.  As we ramp up our capital deployment, we are excited about the significance these opportunities could have on Earthstone and our stock price.”

ABOUT EARTHSTONE ENERGY:
Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company with its primary focus in the Williston Basin and south Texas.  Earthstone is currently traded on NASDAQ Capital Markets under the symbol ESTE.  The Company expects to begin trading on the NYSE Amex under the same trading symbol on December 20, 2011.  Information on Earthstone can be found at its web site: www.earthstoneenergy.com.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Some statements contained in this release are forward-looking, and therefore involve uncertainties or risks that could cause actual results to differ materially.  Forward-looking statements can be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases.  In addition, all statements other than statements of historical facts that address activities that Earthstone intends, expects or anticipates will or may occur in the future are forward-looking statements.  Forward-looking statements also include comments regarding assumptions regarding production rates and growth, operating costs, reduction of operation costs, commodity prices, industry outlook, future drilling activities, acquisitions and industry opportunities.  Factors that could cause actual results to differ materially include availability of rigs and services, price volatility of oil and gas, estimated production rates and adjustments to ownership percentages in addition to economic and political events affecting supply and demand for oil and gas, loss of customers for oil and gas production and government regulations.  These and other factors are discussed in more detail in Earthstone Energy’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for March 31, 2011 and Quarterly Reports on Form 10-Q for the three and six months ended June 30, 2011 and September 30, 2011, respectively.  The Company disclaims any obligation to update forward-looking statements.